Exhibit 32.1

CERTIFICATIONS PURSUANT T0SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of ERHC Energy Inc., a Colorado corporation (the “Company”), on Form 10-K for the year ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Peter Ntephe , Chief Operating Officer and Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   Peter Ntephe
Peter Ntephe
Chief  Operating Officer and Chief Executive Officer
August 11, 2009